                                                                 EXHIBIT 10.47

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                              DBS INDUSTRIES, INC.
                                       AND
                                GREGORY T. LEGER

         Pursuant to the Employment Agreement (the "Agreement") dated March 1, 1998, by and between DBS Industries, Inc., a Delaware corporation (the "Company") and Gregory T. Leger (the "Employee") collectively the "parties," the terms and conditions are hereby amended as follows:

Article I, Section 1.1. EMPLOYMENT AND TERM: The term of this Agreement is extended to July 1, 2002, effective July 1, 1999.

Article II, Section 2.4. LOCATION. Employee shall receive as a housing allowance a lump sum payment of US$36,000 in lieu of housing differential. This housing allowance is to assist Employee for a period of two (2) years from September 1, 1999 or until the termination of his current housing lease agreement, whichever is later.

Employee shall receive a one-time car allowance of US$15,000 and will be responsible for all future vehicle needs and any costs associated thereto as of September 1, 1999.

Article III, Section 3.1. ANNUAL BASE SALARY: The Company shall pay Employee salary for the services to be rendered by him during the term of the Agreement at the rate of one hundred thirty-two thousand U.S. dollars ($132,000) annually (prorated for any portion of a year).

Article III, Section 3.3. STOCK OPTIONS: Employee shall be granted stock options to purchase an additional one hundred twenty-five thousand (125,000) shares of DBSI's common stock at a discounted exercise price of $1.3496 per share as approved by the Board of Directors on September 1, 1999. Stock options in the amount of 31,250 shall vest immediately on September 1, 1999, and the remaining 93,750 DBSI shares shall vest as follows:


           VESTING DATE                                NUMBER OF VESTED SHARES

           July 1, 2000                                31,250
           July 1, 2001                                31,250
           July 1, 2002                                31,250

The DBSI Shares to be delivered to Employee will be subject to (a) the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as EXHIBIT A, and (b) Employee's execution of the Stock Option Agreement and all other documents customarily required by the Company to effect the grant of stock options.

All other terms and conditions of the Employment Agreement shall remain as found in the original Agreement dated March 1, 1998, except for revisions previously approved by Board action.


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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of this 1ST day of September, 1999.

EMPLOYER:                              DBS INDUSTRIES, INC.

                                       BY:
                                            --------------------------
                                            FREDERICK R. SKILLMAN, JR.
                                            VICE PRESIDENT-CHIEF OF STAFF

EMPLOYEE:                              BY:
                                            --------------------------
                                            GREGORY T. LEGER